UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2014

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangements of Certain Officers.

Attached hereto as Exhibit 10.1 and incorporated by reference herein is the form of Restricted Stock Unit Agreement for Employees (“Award Agreement”) entered into between Bryn Mawr Bank Corporation (the “Corporation”) and Francis J. Leto, President and Chief Operating Officer, on September 15, 2014 related to the award previously disclosed in the Corporation’s Current Report on Form 8-K filed on August 15, 2014, which was made in connection with Mr. Leto’s employment letter agreement, dated April 25, 2014. The award was granted under the Corporation’s 2010 Long Term Incentive Plan. As a point of clarification with respect to the award, it should be noted that 7,500 Restricted Stock Units were granted on September 15, 2014, not 7,500 shares of Restricted Stock on August 15, 2014, and that, subject to certain conditions and goals being met relating to Mr. Leto’s performance in his new role, one third of the award will vest at each of the first three anniversaries of the date of grant, such that 2,500 will vest on September 14, 2015, 2,500 will vest on September 14, 2016, and 2,500 will vest on September 14, 2017.

The foregoing summary of the Award Agreement is not complete and is qualified in its entirety by reference to the complete text of such document.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 10.1	Form of Restricted Stock Unit Agreement for Employees (Service/Performance Based) – Multi-Year Vesting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters, II
Frederick C. Peters, II
Chief Executive Officer

Date: September 17, 2014

EXHIBITS INDEX

Exhibit	Description

Exhibit 10.1	Form of Restricted Stock Unit Agreement for Employees (Service/Performance Based) – Multi-Year Vesting